EXHIBIT 24.1

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of Visual Networks, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Scott E. Stouffer, Peter J. Minihane and Nancy A. Spangler, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 (or other appropriate form) relating to the proposed issuance of Common Stock and other securities pursuant to the Visual Networks, Inc. 1999 Employee Stock Purchase Plan (As Amended, April 11, 2001) (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Scott E. Stouffer Scott E. Stouffer	Chairman of the Board of Directors, President and Chief Executive Officer	June 11, 2001

/s/ Peter J. Minihane Peter J. Minihane	Executive Vice President, Chief Financial Officer, Treasurer and Director	June 11, 2001

_________________________ Grant G. Behrman	Director	June __, 2001

/s/ Marc F. Benson Marc F. Benson	Director	June 11, 2001

_________________________ Ted H. McCourtney	Director	June __, 2001

/s/ William J. Smith William J. Smith	Director	June 9, 2001